As filed with the Securities and Exchange Commission on January 19, 2001.

                                                    Registration No. 333-_______

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           --------------------------

                                DAKTRONICS, INC.
             (Exact name of registrant as specified in its charter)


        SOUTH DAKOTA                        46-0306862
        (State or other jurisdiction of     (I.R.S. Employee Identification No.)
        incorporation or organization)

                           --------------------------

                                 331 32ND AVENUE
                          BROOKINGS, SOUTH DAKOTA 57006
                                 (605) 697-4000
                   (Address, including zip code, and telephone
             number, including area code, of registrant's principal
                               executive offices)
                           --------------------------
                              AELRED J. KURTENBACH
                                CHAIRMAN AND CEO
                                DAKTRONICS, INC.
                                 331 32ND AVENUE
                          BROOKINGS, SOUTH DAKOTA 57006
                                 (605) 697-4000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                           --------------------------
                                   Copies to:

               BECKY WITTROCK                     ROBERT A. MINISH
              DAKTRONICS, INC.                  HINSHAW & CULBERTSON
               331 32nd Avenue           222 South Ninth Street, Suite 3100
        Brookings, South Dakota 57006       Minneapolis, Minnesota 55402
               (605) 697-4000                      (612) 333-3434

                           --------------------------
         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement as determined by market conditions and other factors and as Selling Shareholders shall determine.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. / X /

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /


                         CALCULATION OF REGISTRATION FEE

------------------- --------------- -------------- -------------- --------------
TITLE OF EACH       AMOUNT TO BE    PROPOSED       PROPOSED       AMOUNT OF
CLASS OF            REGISTERED      MAXIMUM        MAXIMUM        REGISTRATION
SECURITIES TO                       OFFERING       AGGREGATE      FEE
BE REGISTERED                       PRICE PER      OFFERING
                                    SHARE          PRICE (1)
------------------- --------------- -------------- -------------- --------------
Common Stock, no    42,757 Shares   $ 13.50        $ 577,219.50   $ 1,523.86
par value
------------------- --------------- -------------- -------------- --------------
Common Stock, no    42,282 Shares   $ 13.50        $ 570,807.00   $ 1,506.93
par value
underlying
warrants
------------------- --------------- -------------- -------------- --------------

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933 and based on the average of the high and the low prices for such Common Stock on January 12, 2001 as reported on The NASDAQ National Market.

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------

PROSPECTUS

         The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                                  85,039 SHARES

                                DAKTRONICS, INC.
                                  COMMON STOCK
                                 (No Par Value)

         This prospectus relates to the offer and sale from time to time of 85,039 shares of Daktronics common stock that may be offered and sold from time to time by the shareholders named in the section called "Selling Shareholders". These Shares include 42,282 shares underlying warrants held by certain of the Selling Shareholders. The Selling Shareholders may offer their shares from time to time through or to brokers or dealers on the NASDAQ National Market System at market prices prevailing at the time of sale or in one or more negotiated transactions at prices acceptable to the Selling Shareholders. Daktronics will not receive any proceeds from the sale of shares by the Selling Shareholders.

         Daktronics Common Stock is quoted on The Nasdaq National Market under the symbol "DAKT". On January 12, 2001, the last reported sale price for our Common Stock on the Nasdaq National Market was $ 13.875 per share.

                           --------------------------

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

For information concerning certain risks related to this offering, see "Risk Factors" beginning on page 6 of this prospectus.







January 19, 2001

         You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. We are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where we are permitted to make offers and sales. The information in this prospectus is accurate only as of the date of this prospectus.

                           --------------------------

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Prospectus Summary.............................................................5
Risk Factors...................................................................6
Forward-Looking Information....................................................7
Use of Proceeds................................................................8
Selling Shareholders...........................................................8
How the Shares May Be Distributed .............................................9
Daktronics Has Taken Certain Anti-Takeover Measures...........................10
Transfer Agent and Registrar..................................................11
Legal Matters.................................................................11
Experts.......................................................................11
Where You Can Find More Information...........................................11

                                   ----------

                               PROSPECTUS SUMMARY

         THIS SUMMARY MAY NOT CONTAIN ALL THE INFORMATION THAT MAY BE IMPORTANT TO YOU. YOU SHOULD READ THE ENTIRE PROSPECTUS, ESPECIALLY "RISK FACTORS" AND THE CONSOLIDATED FINANCIAL STATEMENTS AND THE RELATED NOTES (INCORPORATED BY REFERENCE), BEFORE DECIDING TO INVEST IN SHARES OF OUR COMMON STOCK.


DAKTRONICS

         Daktronics is a leading supplier of electronic scoreboards, computer programmable display systems, and large video displays for sport, business and government applications. Daktronics offers the most complete line of large display products of any single manufacturer, from smaller indoor scoreboards and displays to multi-million dollar outdoor video display systems. Daktronics is recognized worldwide as a technical leader with the capabilities to design, manufacture, install and service complete integrated systems that display real-time data, graphics, animation and video. Thousands of Daktronics displays communicate with millions of viewers every day in more than 70 countries worldwide.

         Daktronics has sold display systems ranging from small standard scoreboards priced under $1,000 to large complex display systems priced in excess of $13 million. In fiscal 2000, sales of products and services under $50,000 represented approximately 27% of net sales.

         Daktronics net sales and profitability historically have fluctuated due to the impact of large product orders, such as display systems for the Olympic Games and major league sport facilities, as well as the seasonality of the sports market. The gross margins on large product orders tend to fluctuate more than those for small standard orders. Large product orders that involve competitive bidding and substantial subcontract work for product installation generally have lower gross margins. Although the percentage of completion method of recognizing revenues is used for these larger orders, fluctuations in operating results have occurred and Daktronics expects that its future results of operations may be subject to similar fluctuations.

         Daktronics is not aware of any definitive information about growth rates or market shares for its products. The market size and market share estimates contained in this Prospectus have been developed by Daktronics from internal sources and reflect management's current estimates. No assurance can be given, however, regarding the accuracy of such estimates.

         Our principal executive offices are located at 331 32nd Avenue, Brookings, South Dakota 57006. Our telephone number is (605) 697-4000. Our web site address is www.daktronics.com. INFORMATION CONTAINED IN OUR WEB SITE DOES NOT CONSTITUTE PART OF THIS PROSPECTUS.

         All information in this prospectus reflects a two shares for one share stock split on December 7, 1999.

                                  RISK FACTORS

         YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED BELOW BEFORE BUYING SHARES IN THIS OFFERING. IF ANY OF THE FOLLOWING RISKS ACTUALLY OCCUR, OUR BUSINESS COULD BE HARMED, THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE AND YOU COULD LOSE ALL OR PART OF YOUR INVESTMENT YOU SHOULD ALSO REFER TO OTHER INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS.


         OUR OPERATING RESULTS ARE LIKELY TO FLUCTUATE IN FUTURE PERIODS, WHICH MIGHT LEAD TO REDUCED PRICES FOR OUR STOCK.

         Our annual or quarterly operating results are difficult to predict and are likely to fluctuate significantly in the future primarily as a result of the impact of large product orders such as displays for the Olympic Games and the seasonality of the sports market. If our annual quarterly operating results do not meet the expectations of securities analysis and investors, the trading price of our stock could significantly decline.

         Our gross margins on large product orders tend to fluctuate more than those for small standard orders. Large product orders that involve competitive bidding and substantial subcontract work for product installation generally have lower gross margins.


         WE MAY FAIL TO CONTINUE TO ATTRACT, DEVELOP AND RETAIN KEY MANAGEMENT AND KEY EMPLOYEES, WHICH COULD NEGATIVELY IMPACT OUR OPERATING RESULTS.

         We depend on the performance of our executive officers and other key employees. The loss of any member of our senior management, or other key employees could negatively impact our operating results and our ability to execute our business strategy. Our future success will also depend in part upon our ability to attract, train, motivate and retain qualified personnel. We do not have employment or noncompete agreements with the executive officers or other employees. We maintain key person life insurance on our officers.


         THERE ARE SUBSTANTIAL SHARES ELIGIBLE FOR FUTURE SALE. THE SALE OF THESE SHARES MAY DEPRESS OUR STOCK PRICE.

         Sales of substantial amounts of our common stock in the public market could adversely affect prevailing market prices for our common stock and our ability to raise equity capital in the future. As of January 12, 2001, we had outstanding 8,925,359 shares of common stock. Of these shares, all but 22,757 shares are either freely tradable in the public market, unless acquired by our affiliates, or are "restricted securities" as that term is defined in Rule 144 under the Securities Act of 1933 and eligible for immediate sale in the public market pursuant to Rule 144, subject to certain volume and manner of sale limitations. In addition, 42,282 warrants to purchase shares of common stock are immediately exercisable and are "restricted securities" as defined above.

         Approximately 537,320 shares of common stock underlying stock options outstanding as of January 12, 2001 under our 1993 Stock Option Plan and our 1993 Outside Directors Stock Option Plan are available for immediate sale in the public market.

         THE MARKET FOR COMPUTER-PROGRAMMABLE INFORMATION DISPLAYS IS COMPETITIVE AND IF WE CANNOT COMPETE EFFECTIVELY OUR NET REVENUE AND GROSS MARGINS MAY DECLINE.

         Competition in the computer-programmable information display industry is highly fragmented and intense in certain markets. We face competition from a number of established manufacturers of competing products who may have greater market penetration in certain market niches or greater financial, marketing and other resources than we have. Because a customer's budget for the purchase of a computer-programmable information display is often part of that customer's advertising budget, our products may also compete with other forms of advertising, such as television, print media or fixed display signs. If we are unable to compete effectively against our current or future competitors we may have to lower our selling prices and may experience reduced gross margins and loss of market share, either of which could harm our business.


         OUR BUSINESS MAY SUFFER IF WE ARE NOT SUCCESSFUL IN OUR EFFORTS TO KEEP UP WITH A RAPIDLY CHANGING MARKET.

         The computer-programmable information display industry is characterized by ongoing product innovations and developments in display and controller technology. Competitors could develop new or superior products to increase their share of the markets. Our future success in addressing the needs of our customers will depend in part on our ability to continue to make timely and cost-effective product innovations and developments.


         PROVISIONS IN OUR CHARTER DOCUMENTS MIGHT DETER ACQUISITION BIDS FOR
US.

         There are provisions in our charter documents and other provisions under South Dakota law that could make it more difficult for a third party to acquire us, even if doing so would benefit our stockholders. See "Daktronics Has Taken Certain Anti-Takeover Measures" for further discussion of the specific provisions in our charter documents that may delay or prevent a change in our control.


                           FORWARD-LOOKING INFORMATION

         This prospectus contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. All statements, other than statements of historical facts included in this prospectus, regarding our strategy, future operations, financial position, estimated revenues or losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this prospectus, the word "will", "believe", "anticipate", "intend", "estimate", "expect", "project" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. All forward-looking statements speak only as of the date of this prospectus. You should not place undue reliance on these forward-looking statements. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements we make in this prospectus are reasonable, we can give no assurance that these plans, intentions or expectations will be achieved. We disclose important factors that could cause our actual results to differ materially from our expectations under "Risk Factors" and elsewhere in this prospectus. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

                                 USE OF PROCEEDS

         We will not receive any proceeds from the sale of our shares of common stock by the Selling Shareholders. However, we may receive up to $533,810 from the exercise of warrants. Such proceeds, if any, will be used for working capital and other corporate purposes.


                              SELLING SHAREHOLDERS

         The following table sets forth certain information as to the maximum number of shares that may be sold by each of the selling shareholders pursuant to this prospectus. The table assumes all shares being registered in this offering will be sold. However, to Daktronics knowledge, the holders of such securities have no commitment to anyone to sell all or part of the securities being registered.

------------------------------ -------------------- ----------- -------------- ------------------
        NAME OF SELLING             SECURITIES        PERCENT      NUMBER OF       SECURITIES
         SHAREHOLDERS              BENEFICIALLY        COMMON       SHARES        BENEFICIALLY
                                       OWNED           STOCK      REGISTERED       OWNED AFTER
                                                      OWNED(1)     FOR SALE       COMPLETION OF
                                                                   HEREBY(2)     THE OFFERING(3)
------------------------------ -------------------- ----------- -------------- ------------------
Edgar Smith DDS(4)                  1,798 Warrants           *          1,798                  0
------------------------------ -------------------- ----------- -------------- ------------------
R. T. Brown, MD &
Georgiana S. Brown(4)               1,336 Warrants           *          1,336                  0
------------------------------ -------------------- ----------- -------------- ------------------
David C. Gobberdiel(4)              1,336 Warrants           *          1,336                  0
------------------------------ -------------------- ----------- -------------- ------------------
Ronald O. Huff(4)                   1,336 Warrants           *          1,336                  0
------------------------------ -------------------- ----------- -------------- ------------------
Harlan D. Hockenberg(4)               954 Warrants           *            954                  0
------------------------------ -------------------- ----------- -------------- ------------------
Paul Poehlein(4)                    1,336 Warrants           *          1,336                  0
------------------------------ -------------------- ----------- -------------- ------------------
Sue C. Potts(4)                       954 Warrants           *            954                  0
------------------------------ -------------------- ----------- -------------- ------------------
The Newlin Trust(4)                 3,820 Warrants           *          3,820                  0
------------------------------ -------------------- ----------- -------------- ------------------
Jay Newlin Trust(4)                 3,820 Warrants           *          3,820                  0
------------------------------ -------------------- ----------- -------------- ------------------
Clark A. Colby(4)                     954 Warrants           *            954                  0
------------------------------ -------------------- ----------- -------------- ------------------
David Miller Trust(4)                 954 Warrants           *            954                  0
------------------------------ -------------------- ----------- -------------- ------------------
Dennis K. Langwith(4)               1,528 Warrants           *          1,528                  0
------------------------------ -------------------- ----------- -------------- ------------------
David Kinser(4)                     1,528 Warrants           *          1.528                  0
------------------------------ -------------------- ----------- -------------- ------------------
A. L. Jennings Trust(4)               954 Warrants           *            954                  0
------------------------------ -------------------- ----------- -------------- ------------------
Lloyd E. Clarke(4)                    954 Warrants           *            954                  0
------------------------------ -------------------- ----------- -------------- ------------------
James H. Van Lew(4)                   954 Warrants           *            954                  0
------------------------------ -------------------- ----------- -------------- ------------------
Ross Christensen DDS MS(4)          1,528 Warrants           *          1,528                  0
------------------------------ -------------------- ----------- -------------- ------------------
John M. Matovina(4)                   764 Warrants           *            764                  0
------------------------------ -------------------- ----------- -------------- ------------------
Richard Brinkman Trust(4)           1,718 Warrants           *          1,718                  0
------------------------------ -------------------- ----------- -------------- ------------------
Foster Properties Inc.(4)          13,756 Warrants           *         13,756                  0
------------------------------ -------------------- ----------- -------------- ------------------
ISCC Liquidation
Corporation(4)                        1,718 Shares           *          1,718                  0
------------------------------ -------------------- ----------- -------------- ------------------
Sportslink-Michael J. Cooper         21,039 Shares           *         21,039                  0
------------------------------ -------------------- ----------- -------------- ------------------
Daktronics 401(k) Plan           627,142 Shares(5)       7.02%         20,000            607,142
------------------------------ -------------------- ----------- -------------- ------------------

    *  Less than 1%

(1) Based upon 8,925,359 shares of common stock issued and outstanding as of the date of this prospectus.

(2) Does not constitute a commitment to sell any or all of the stated number of shares of common stock. The number of shares of common stock offered will be determined from time to time by the selling shareholder in his or her discretion.

(3) Assumes all of the shares of common stock are sold pursuant to this prospectus and that no other shares of common stock are acquired or disposed of by the selling shareholders prior to the termination of this prospectus.

(4) All warrants have an exercise price of $12.625 unless otherwise noted and are immediately exercisable. 1,718 warrants have been exercised.

(5) Shares held by the Daktronics 401(k) plan as of January 12, 2001. Daktronics 401(k) plan may acquire from time to time, as needed, additional shares of Daktronics common stock at the market price at the time of purchase. These shares will be shares acquired from the treasury stock or newly issued shares of common stock.

-----------------------------------------------------------------

         Daktronics has agreed with the selling shareholders to file with the Commission, under the Securities Act, a Registration Statement of which this Prospectus forms a part, with respect to the resale of the Shares, and has agreed to prepare and file such amendments and supplements to the Registration Statement as may be necessary to keep the Registration Statement effective until the earlier of (i) the date on which all of the Shares have been sold, or (ii) the second anniversary of the date on which the Commission declares this Form S-3 effective.


                        HOW THE SHARES MAY BE DISTRIBUTED

         The shares to be offered and sold by the selling shareholders will be for their own accounts. Daktronics will not receive any proceeds from the sale of the shares by the selling shareholders pursuant to this prospectus. Daktronics will pay the expenses of registration of the shares, including legal and accounting fees.

         The selling shareholders may offer and sell the shares from time to time in transactions on the over-the-counter market, in brokerage transactions at prevailing market prices or in transactions at negotiated prices. Sales may be made to or through brokers or dealers who may receive compensation in the form of discounts, concessions or commissions from the selling shareholders or the purchasers of shares. As of the date of this prospectus, Daktronics is not aware of any agreement, arrangement or understanding between any broker or dealer and the selling shareholders.

         The selling shareholders and any brokers or dealers acting in connection with the sale of the shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and any profit realized by them on the resale of shares as principals may be deemed underwriting compensation under the Securities Act.

               DAKTRONICS HAS TAKEN CERTAIN ANTI-TAKEOVER MEASURES

         Daktronics is governed by the provisions of Sections 47-33-8 through 47-33-18 of the South Dakota Business Corporation Act, which may deny shareholders the receipt of a premium on their common stock and which may also have a depressive effect on the market price of the common stock. In general, Sections 47-33-8 and 47-33-12 provide that the shares of a corporation acquired in a "control share acquisition" have no rights unless voting rights are approved in a prescribed manner. A "control share acquisition" is an acquisition, directly or indirectly, of beneficial ownership of shares that would, when added to all other shares beneficially owned by the acquiring person, entitle the acquiring person to have voting power of 20% or more in the election of directors.

         Daktronics is also governed by Sections 47-33-17 and 47-33-18 of the South Dakota Business Corporation Act which prohibit a public South Dakota corporation from engaging in a "business combination" with an "interested shareholder" for a period of four years after the date of the transaction in which the person became an interested shareholder, unless the business combination is approved in a prescribed manner. A "business combination" includes mergers, asset sales and other transactions resulting in a financial benefit to the interested shareholder. An "interested shareholder" is a person who is the beneficial owner, directly or indirectly, of 10% or more of the corporation's voting stock or who is an affiliate or associate of the corporation and at any time within four years prior to the date in question was the beneficial owner, directly or indirectly, of 10% or more of the corporation's voting stock.

         The South Dakota Business Corporation Act does not apply to certain business combinations, including those with persons who acquired 10% or more of the voting power of the corporation prior to the time the corporation was required to file periodic reports pursuant to the Securities Exchange Act of 1934 or prior to the time the corporation's securities began to trade on a national securities exchange.


CLASSIFIED BOARD OF DIRECTORS

         The classification of Daktronics' Board of Directors of the Company has the effect of lengthening the time necessary to change the composition of the Board. At least two annual shareholder meetings, instead of one, will be required to effect a change in the majority control of the Board, except in the event of vacancies resulting from removal or other reasons (in which case the shareholders or the remaining directors are authorized to fill the vacancies so created). The cumulative voting of shares for the election of directors may also allow the holders of less than a majority of the shares present to elect a director.


AUTHORIZED BUT UNISSUED SHARES

         The authorized but unissued shares of common stock and undesignated stock are available for future issuance without further stockholder approval. These additional shares may be used for a variety of corporate purposes, including future public or private offerings to raise additional capital, corporate acquisitions and employee benefits plans. The existence of authorized but unissued and unreserved common stock and undesignated stock could make more difficult or discourage an attempt to obtain control of Daktronics by means of a proxy contest, tender offer, merger or otherwise.

         The South Dakota Business Corporation Act generally provides that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation's articles of incorporation, unless a corporation's articles of incorporation require a greater percentage.

         Daktronics' Board of Directors have adopted a stockholders' rights plan. This stockholders' rights plan has an anti-takeover effect. Under this plan, a preferred stock purchase right will be distributed to each holder of common stock. The plan is likely to discourage any person or group that wishes to acquire more than 20% of our common stock from acquiring this stock prior to obtaining Daktronics' agreement to redeem the rights. If the rights are redeemed, the exercise of the preferred stock purchase rights following an acquisition will cause substantial dilution to the acquiring person or group.


                          TRANSFER AGENT AND REGISTRAR

         The Transfer Agent and Registrar for the Common Stock is Wells Fargo Shareowner Services. The transfer agent's address is 161 North Concord Exchange, South St. Paul, MN 55075-0738, and its telephone number is 651-450-4320.


                                  LEGAL MATTERS

         Certain legal matters associated with the shares being offered will be passed upon for Daktronics by Hinshaw & Culbertson, 222 South Ninth Street, Minneapolis, Minnesota 55402.


                                     EXPERTS

         The consolidated financial statements contained in Daktronics' Annual Report on Form 10-K incorporated by reference in this prospectus have been audited by McGladrey & Pullen, LLP, independent auditors, as set forth in their report with respect to the financial statements. The financial statements and the report of McGladrey & Pullen, LLP are incorporated in this prospectus by reference in reliance upon their authority as experts in accounting and auditing.


                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly, and current reports, proxy statements, and other documents with the Securities and Exchange Commission. You may read and copy any document we file at the public reference room at Judiciary Plaza Building, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. You should call 1-800-SEC-0330 for more information on the public reference room. The Securities and Exchange Commission maintains an Internet site at http://www.sec.gov where information regarding issuers (including Daktronics) may be found.

         This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (Registration No. 333-_________). The registration statement contains more information than this prospectus regarding Daktronics and its common stock, including exhibits and schedules. You can get a copy of the registration statement at the address listed above or from the Internet site.

         The Securities and Exchange Commission allows us to "incorporate" into this prospectus, information we file with the Securities and Exchange Commission in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. The information may include documents filed after the date of this prospectus which update and supersede the information you read in this prospectus. We incorporate by reference the documents listed below, except to the extent information in those documents is different from the information contained in this prospectus, and all future documents filed under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until we terminate the offering of these shares.

*        Annual Report on Form 10-K for the Year ended April 29, 2000.

*        Quarterly Report on Form 10-Q for the Quarter ended July 29, 2000.

*        Quarterly Report on Form 10-Q for the Quarter ended October 28, 2000.

You may request a copy of these documents, at no cost, by writing to:

                  Attn: Becky Wittrock
                  Daktronics, Inc.
                  331 32nd Avenue
                  Brookings, SD 57006
                  Phone: (605) 697-4000
                  Fax: (605) 697-4700

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The estimated costs (other than underwriting discounts and commissions) of issuance and distribution of the securities being registered are as follows:


  SEC Registration Fee..............................................     $ 3,031
  Accounting Fees and Expenses......................................       3,000
  Legal Fees and Expenses...........................................       5,000
  Miscellaneous.....................................................         969
                                                                         -------

            Total...................................................     $12,000


         All fees and expenses other than the SEC registration fee are estimated. Daktronics will pay all of the fees and expenses.


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Sections 47-2-58.1 to 47-2-58.7 of the South Dakota Business Corporation Act ("SDBCA"), provides, in summary, that Daktronics' officers and directors are entitled, under certain circumstances, to be indemnified by it against all expenses and liabilities incurred by or imposed upon them as a result of suits brought against them as such officers or directors, if they act in good faith and in a manner they reasonably believe to be in or not opposed to the best interests of Daktronics, and with respect to any criminal action or proceeding, have no reasonable cause to believe their conduct was unlawful; provided, that no indemnification shall be made against expenses in respect of any claim, issue or matter as to which they shall have been adjudged to be liable for negligence or misconduct in the performance of their duties to Daktronics, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, they are fairly and reasonably entitled to indemnification for such expenses which such court shall deem proper. Section 9.1 of Daktronics' Amended and Restated Bylaws also authorizes Daktronics to provide such indemnification to the fullest extent allowed by the SDBCA. Daktronics has entered into separate indemnification agreements with each of its officers and directors, requiring Daktronics to indemnify such persons to the fullest extent allowed by the SDBCA and to purchase and maintain at Daktronics expense, if reasonably available, officer's and director's insurance.

         As permitted by Section 47-2-58.2 of the SDBCA, Daktronics' Articles of Incorporation provide that a director shall have no personal liability to Daktronics and its shareholders for breach of his fiduciary as a director, to the fullest extent permitted by law.

         A policy of director's and officer's insurance is maintained by Daktronics under which the directors and officers will be insured, within the limits and subject to the limitations of the policy, against certain expenses in connection with the defense of actions, suits or proceedings to which they are parties by reason of being or having been such directors or officers.

ITEM 16. LIST OF EXHIBITS

         EXHIBITS

         The following exhibits are filed as a part of this Registration Statement.


         5        Opinion of Hinshaw & Culbertson regarding legality.

         23.1     Consent of independent auditors.

         23.2 Consent of Hinshaw & Culbertson (included in Exhibit 5 to this Registration Statement).

         24       Power of Attorney (included on signature page).


ITEM 17. UNDERTAKINGS

         (a) Daktronics, Inc. hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by section
                  10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof which, individually or in the aggregate, represent a fundamental change to such information in the registration statement). Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change in the information set forth in the registration statement;

                           Provided, however, that paragraphs (a)(1)(i) and
                  (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by Daktronics, Inc. pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at this time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

         (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Daktronics, Inc. pursuant to the foregoing provisions, or otherwise, Daktronics, Inc. has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Daktronics, Inc. of expenses incurred or paid by a director, officer or controlling person of Daktronics, Inc. in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Daktronics, Inc. will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, Daktronics, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brookings, the State of South Dakota, on this day 19th of January, 2001.

                                       DAKTRONICS, INC.



                                       BY: /s/ Aelred J. Kurtenback
                                           -----------------------------
                                           Aelred J. Kurtenbach
                                           Chairman and Chief Executive Officer
                                           Acting Principal Financial &
                                           Accounting Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes Aelred J. Kurtenbach, with full power to him, to execute in the name and on behalf of such person any amendment (including any post-effective amendment) to this Registration Statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act) and to file the same, with exhibits thereto, and other documents in connection therewith, making such changes in this Registration Statement as the person so acting deems appropriate, and appoints such person with full power of substitution, attorney-in-fact to sign any amendment (including any post-effective amendment) to this Registration Statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act) and to file the same, with exhibits thereto, and other documents in connection therein.


SIGNATURE                           TITLE                       DATE
---------                           -----                       ----


By /s/ Aelred J. Kurtenbach         Director                    January 19, 2001
   -------------------------                                    ----------------
   Aelred J. Kurtenbach

By /s/ James B. Morgan              Director                    January 19, 2001
   -------------------------                                    ----------------
   James B. Morgan

By /s/ Frank J. Kurtenbach          Director                    January 19, 2001
   -------------------------                                    ----------------
   Frank J. Kurtenbach

By /s/ Duane E. Sander              Director                    January 19, 2001
   -------------------------                                    ----------------
   Duane E. Sander

By /s/ Nancy D. Frame               Director                    January 19, 2001
   -------------------------                                    ----------------
   Nancy D. Frame

By /s/ Roland J. Jensen             Director                    January 19, 2001
   -------------------------                                    ----------------
   Roland J. Jensen

By /s/ John L. Mulligan             Director                    January 19, 2001
   -------------------------                                    ----------------
   John L. Mulligan

By /s/ Charles S. Roberts           Director                    January 19, 2001
   -------------------------                                    ----------------
   Charles S. Roberts

By /s/ James A. Vellenga            Director                    January 19, 2001
   -------------------------                                    ----------------
   James A. Vellenga

                                  EXHIBIT INDEX


  EXHIBIT
  NUMBER                                DESCRIPTION                         PAGE
                                                                            ----


    5            Opinion of Hinshaw & Culbertson regarding legality.         19

    23.1         Consent of independent accountants.                         21

    23.2         Consent of Hinshaw & Culbertson (included in Exhibit        19
                 5 to this Registration Statement).

    24           Power of Attorney (included on signature page).             17


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